Exhibit 99.4

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the Amendment No. 3 to which this agreement relates is filed on behalf of each of the undersigned and that all subsequent amendments to the Amendment No. 3 to which this agreement relates shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.  This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.
Dated:  January 16, 2015

[Signatures on following page]

MONARCH ALTERNATIVE CAPITAL LP
By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Chief Executive Officer

MONARCH DEBT RECOVERY MASTER FUND LTD
By: Monarch Alternative Capital LP, its investment manager
By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Chief Executive Officer
MONARCH OPPORTUNITIES MASTER FUND LTD
By: Monarch Alternative Capital LP, its investment manager
By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Chief Executive Officer

MDRA GP LP
By: Monarch GP LLC, its general partner
By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member

MONARCH GP LLC
By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member

[SIGNATURE PAGE TO JOINT FILING AGREEMENT WITH RESPECT TO STAR BULK CARRIERS CORP.]